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                                                                   EXHIBIT 10.19

           AMENDMENT TO THE CORPORATE INTEGRITY AGREEMENT BETWEEN THE
                       OFFICE OF INSPECTOR GENERAL OF THE
                     DEPARTMENT OF HEALTH AND HUMAN SERVICES
                                       AND
                            LIFEPOINT HOSPITALS, INC.

The Office of Inspector General ("OIG") of the Department of Health and Human Services and LifePoint Hospitals, Inc. ("LifePoint") entered into a Corporate Integrity Agreement ("CIA") on December 21, 2000.

A. Pursuant to section XI.C. of LifePoint's CIA, modifications to the CIA may be made with the prior written consent of both the OIG and LifePoint. Therefore, the OIG and LifePoint hereby agree that LifePoint's CIA will be amended as follows:

         Section III.D., Review Procedures, of the CIA is hereby superseded by the attached new section III.D., Review Procedures.

         Appendix A of LifePoint's CIA is hereby superseded by the attached new Appendix A.

B. The OIG and LifePoint agree that all other sections of LifePoint's CIA will remain unchanged and in effect, unless specifically amended upon the prior written consent of the OIG and LifePoint.

C. The undersigned LifePoint signatories represent and warrant that they are authorized to execute this Amendment. The undersigned OIG signatory represents that he is signing the Amendment in his official capacity and that he is authorized to execute this Amendment.

D. This effective date of this Amendment will be the date on which the final signatory of this Amendment signs this Amendment.

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                             ON BEHALF OF LIFEPOINT



       /s/ Kenneth C. Donahey                                    04/25/2002
---------------------------------------------               --------------------
Kenneth C. Donahey                                          DATE
Chairman and Chief Executive Officer
LifePoint Hospitals, Inc.



       /s/ Todd Kerr                                             04/25/2002
---------------------------------------------               --------------------
Todd Kerr                                                   DATE
Senior Vice President of Audit and Compliance
LifePoint Hospitals, Inc.

              ON BEHALF OF THE OFFICE OF INSPECTOR GENERAL OF THE
                    DEPARTMENT OF HEALTH AND HUMAN SERVICES

      /s/ Lewis Morris                                           04/29/2002
---------------------------------------------               --------------------
Lewis Morris                                                DATE
Assistant Inspector General for Legal Affairs
Office of Inspector General
U.S. Department of Health and Human Services


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D.       Review Procedures.

          1.      General Description.

                  a. Retention of Independent Review Organization. Within 90 days of the effective date of this CIA, LifePoint shall retain an entity (or entities), such as an accounting, auditing or consulting firm (hereinafter "Independent Review Organization" or "IRO"), to perform a review engagement to assist LifePoint in evaluating its billing and coding practices. The Independent Review Organization retained by LifePoint shall have expertise in the billing, coding, reporting and other requirements of the particular sector of the health care industry pertaining to matters that the IRO is reviewing and in the general requirements of the Federal health care program(s) from which LifePoint seeks reimbursement. The IRO shall assess, along with LifePoint, whether it can perform the IRO review in a professionally independent fashion taking into account any other business relationships or other engagements that may exist.

                  b. Types of Engagement. LifePoint's Internal Audit and Compliance Department (references to "LifePoint" in the review procedures described in this CIA and the incorporated appendices refer to this department) and the Independent Review Organization(s) shall conduct an engagement that shall address LifePoint's billing and coding to the Federal health care programs ("Billing Engagement") and shall include a review of DRG and laboratory claims.

                  c. Frequency of Billing Engagement. The Billing Engagement shall be performed annually and shall cover each of the calendar years 2001 through 2005.

                  d. Retention of records. The IRO and LifePoint shall retain and make available to the OIG upon request all work papers related to the engagement (including, but not limited to, all substantive correspondence exchanged regarding the reports) and all draft and final reports delivered to LifePoint.

         2. Billing Engagement. The Billing Engagement shall be composed of the following types of reviews: a "DRG Claims Review," a "Laboratory Claims Review," a "Systems Review," and an Operations DRG Review." The Claims Reviews and corresponding Reports are discussed in detail in Appendices A, B, and C to this CIA, which are incorporated by reference.

                  a.       DRG Claims Review.

                           i. DRG Claims Review. LifePoint shall perform a Claims Review to identify any overpayments through an appraisal of inpatient discharges paid by Medicare DRG to LifePoint. The Claims Reviews shall be performed in accordance with the procedures set forth in Appendix A to this CIA. The Claims Reviews shall cover the two six-month periods during each year covered by the Billing Engagement. LifePoint will perform Claims Reviews at a minimum of two hospitals during each six-month period (for a minimum of four hospitals each year.) The hospitals, and the DRGs to be reviewed at each hospital, will be chosen as set forth in section III.D.2.c.

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                           ii.      DRG Claims Review Report. LifePoint shall
                  prepare a report based upon each Claims Review performed ("Claims Review Report"). The Claims Review Report shall be created in accordance with the procedures set forth in Appendix A to this CIA.

                           iii. IRO Review. With respect to LifePoint's Claims Reviews, the IRO will prepare a report documenting the IRO's findings with respect to the following procedures:

                                    A.       The IRO will obtain LifePoint's
                           workpapers and perform procedures to test concurrence with the criteria included in section III.D.2.c.

                                    B.       The IRO will select a random sample
                           of a minimum of 10% of the Items reviewed by LifePoint pursuant to the DRG Claims Review and reperform LifePoint's workplan steps.

          b.      Laboratory Claims Review.

                           i. Claims Review. LifePoint shall perform a Claims Review to identify any overpayments through an appraisal of outpatient laboratory claims submitted by LifePoint to the Medicare program and paid by Medicare. The Claims Reviews shall be performed in accordance with the procedures set forth in Appendix A to this CIA. The Claims Reviews shall cover the two six-month periods during each year covered by the Billing Engagement. LifePoint will perform Claims Reviews at a minimum of two hospitals during each six-month period (for a minimum of four hospitals each year.) The hospitals, and the tests to be reviewed at each hospital, will be chosen as set forth in section III.D.2.c.

                           ii. Laboratory Claims Review Report. LifePoint shall prepare a report based upon each Laboratory Claims Review performed ("Claims Review Report"). The Claims Review Report shall be created in accordance with the procedures set forth in Appendix A to this CIA.

                           iii. IRO Review. With respect to LifePoint's Laboratory Claims Review, the IRO will prepare a report documenting the IRO's findings with respect to the following procedures:

                                    A.       The IRO will obtain LifePoint's
                           workpapers and perform procedures to test concurrence with the criteria set forth in section III.D.2.c.

                                    B.       The IRO will select a random sample
                           of a minimum of 10% of the Items reviewed pursuant to the Laboratory Review and re-perform LifePoint's workplan steps.


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

          c.      Selection of Hospitals for Claims Reviews.

                           i. DRG Claims Review Hospital Selection. LifePoint shall select the two hospitals subject to review during each six-month period as follows:

                                    A.       The hospital that has the highest
                           percentage of Medicare focused DRGs, as compared to total Medicare DRGs, during the relevant six month period under review, will be chosen. (However, if a hospital has already been selected under this process during any of the immediately preceding two reviews then the hospital with the next highest percentage shall be chosen instead).

                                    B.       One hospital will be randomly
                           selected using RAT-STATS. A replacement hospitals should be generated in case the hospital randomly selected has already been identified under section III.D.2.c.i.A.

                           ii. Laboratory Claims Review Hospital Selection. LifePoint shall select the two hospitals subject to review during each six-month period as follows:

                                    A.       The hospital that has the highest
                           percentage of Medicare outpatient laboratory services revenue, as compared to total Medicare outpatient services revenue, during the relevant six month period, will be chosen. (However, if a hospital has already been selected under this process during any of the immediately preceding two reviews then the hospital with the next highest percentage shall be chosen instead).

                                    B.       One hospital will be randomly
                           selected using RAT-STATS. A replacement hospital should be generated in case the hospital randomly selected has already been identified under section III.D.2.c.ii.A.

                  d. Systems Review. LifePoint shall review LifePoint's billing and coding systems and/or operations (the "Systems Review"). The Systems Review shall include the reviews described in Appendix B for at least four hospitals. The Systems Review shall consist of a thorough review of the following as more specifically described in Appendix B:

                           i.       LifePoint's billing systems and/or
                  operations relating to claims submitted to all Federal health care programs (including, but not limited to, the operation of the billing system, safeguards to ensure proper claim submission and billing, and procedures to correct inaccurate billing); and

                           ii. LifePoint's coding systems and/or operations relating to claims submitted to all Federal health care programs (including, but not limited to, the process by which claims are coded, safeguards to ensure proper coding, and procedures to correct inaccurate coding).


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

                  e. Systems Review Report. LifePoint shall prepare a report based upon each Systems Review performed ("Systems Review Report"). The Systems Review Report shall include LifePoint's findings and supporting rationale regarding:

                           i. all findings and recommendations regarding LifePoint's billing systems and/or operations;

                           ii. all findings and recommendations regarding LifePoint's coding systems and/or operations; and

                           iii. any recommendations LifePoint may have to improve any of these systems, operations, and processes.

                  f. Operational DRG Review. LifePoint shall review LifePoint's DRG coding for hospital inpatients (the "Operational DRG Review"). The Operational DRG Review shall include the reviews described in Appendix C for at least eight hospitals. The Operational DRG Review shall consist of a thorough review of the DRG coding operations (including a review of at least 50 DRG claims at each hospital) as more specifically described in Appendix C. Except for the fact that the review of claims need not meet the statistical confidence and precision parameters set forth in Appendix A, the Operational DRG Review shall be conducted in a manner consistent with Appendix A, e.g., paid claims without supporting documentation shall be considered an error and the total reimbursement received by LifePoint for such Paid Claim shall be deemed an Overpayment.

                  g. Operational DRG Review Report. LifePoint shall provide to the OIG in its Annual Reports the Executive Summaries related to the Operational DRG Reviews. The Executive Summaries shall include a summary of the Medicare and other Federal health care program overpayments (including number of overpayments, dollar amount of overpayments, and percentage of paid dollars attributable to overpayments) identified in each Operational DRG Review. All other documents related to the Operational DRG Reviews shall be available to the OIG upon request.

         3. Validation Review. In the event the OIG has reason to believe that: (a) LifePoint's Billing Engagement fails to conform to the requirements of this CIA; or (b) LifePoint's or the IRO's findings or Billing Engagement results are inaccurate, the OIG may, at its sole discretion, conduct its own review to determine whether the Billing Engagement complied with the requirements of the CIA and/or the findings or Billing Engagement results are inaccurate ("Validation Review"). LifePoint agrees to pay for the reasonable cost of any such review performed by the OIG or any of its designated agents so long as it is initiated before one year after LifePoint's final Annual Report and any additional information requested by the OIG is received by the OIG.

         Prior to initiating a Validation Review, the OIG shall notify LifePoint of its intent to do so and provide a written explanation of why the OIG believes such a review is necessary. To resolve any concerns raised by the OIG, LifePoint may request a meeting with the OIG to discuss the results of any Billing Engagement submissions or findings; present any additional or relevant information to clarify the results of the Billing Engagement or to


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

correct the inaccuracy of the Billing Engagement; and/or propose alternatives to the Validation Review. LifePoint agrees to provide any additional information as may be requested by the OIG under this section in an expedited manner. The OIG will attempt in good faith to resolve any Billing Engagement issues with LifePoint prior to conducting a Validation Review. However, the final determination as to whether or not to proceed with a Validation Review shall be made at the sole discretion of the OIG.

         4. Independence Certification. The IRO shall include in its report(s) to LifePoint a certification or sworn affidavit that it has evaluated its professional independence with regard to the Billing Engagement and that it has concluded that it is, in fact, independent.


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

                                   APPENDIX A

A.       CLAIMS REVIEW.

         1. DEFINITIONS. For the purposes of the DRG and Laboratory Claims Reviews, the following definitions shall be used:

                  a. Claims Review Sample: A statistically valid, randomly selected, sample of items selected for appraisal in the DRG or Laboratory Claims Review.

                  b. Item: (i) for the purposes of a DRG review, an "Item" is a hospital inpatient discharge for which LifePoint has been reimbursed by Medicare on the basis of one of the focused DRGs set forth in Appendix D; and (ii) for the purposes of a Laboratory Review, an "Item" is an outpatient laboratory test. The OIG shall have the right to change the DRGs included in Appendix D at any time during the term of the CIA.

                  c. Overpayment: The amount of money LifePoint has received in excess of the amount due and payable under any Federal health care program requirements.

                  d. Paid Claim: A code or line item submitted by LifePoint and for which LifePoint has received reimbursement from the Medicare program.

                  e. Population: All Items for which LifePoint has submitted a code or line item and for which LifePoint has received reimbursement from the Medicare program (i.e., a Paid Claim) during the six-month period covered by the DRG or Laboratory Claims Review. To be included in the Population, an Item must have resulted in at least one Paid Claim.

                  f. Error Rate: The Error Rate shall be the percentage of net Overpayments identified in the sample. The net Overpayments shall be calculated by subtracting all underpayments identified in the sample from all gross Overpayments identified in the sample. (Note: Any potential cost settlements or other supplemental payments should not be included in the net Overpayment calculation. Rather, only underpayments identified as part of the Discovery Sample or Full Sample (as applicable) shall be included as part of the net Overpayment calculation.) The Error Rate is calculated by dividing the net Overpayment identified in the sample by the total dollar amount associated with the Items in the sample.

                  g. RAT-STATS: OIG's Office of Audit Services Statistical Sampling Software. RAT-STATS is publicly available to download through the Internet at "www.hhs.gov/oig/oas/ratstat.html."

         2. DESCRIPTION OF CLAIMS REVIEW. Each DRG and Laboratory Claims Review shall consist of an appraisal of a statistically valid sample of Items (the Claims Review Sample) that can be projected to the total Population.


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

                  a. DRG Claims Review. The DRG Claims Review shall include a Discovery Sample and, if necessary, a Full Sample. The applicable definitions, procedures, and reporting requirements are outlined in this Appendix A.

                  b. Discovery Sample. LifePoint shall randomly select and review a sample of 50 Medicare Paid Claims submitted by or on behalf of LifePoint. The Paid Claims shall be reviewed based on the supporting documentation available at LifePoint or under LifePoint's control and applicable billing and coding regulations and guidance to determine whether the claim submitted was correctly coded, submitted, and reimbursed.

                           i. If the Error Rate for the Discovery Sample is less than 5%, no additional sampling is required, nor is the Systems Review required. (Note: The threshold listed above does not imply that this is an acceptable error rate. Accordingly, LifePoint should, as appropriate, further analyze any errors identified in the Discovery Sample. LifePoint recognizes that the OIG or other HHS component, in its discretion and as authorized by statute, regulation, or other appropriate authority may also analyze or review Paid Claims included, or errors identified, in the Discovery Sample.)

                           ii. If the Discovery Sample indicates that the Error Rate is 5% or greater, LifePoint shall perform a Full Sample and a Systems Review, as described below.

                  c. Full Sample. If necessary, as determined by procedures set forth above, LifePoint shall perform an additional sample of Paid Claims using commonly accepted sampling methods and in accordance with this Appendix A. The Full Sample should be designed to
         (1) estimate the actual Overpayment in the population with a 90% confidence level and with a maximum relative precision of 25% of the point estimate and (2) conform with the Centers for Medicare and Medicaid Services' statistical sampling for overpayment estimation guidelines. The Paid Claims shall be reviewed based on supporting documentation available at LifePoint or under LifePoint's control and applicable billing and coding regulations and guidance to determine whether the claim submitted was correctly coded, submitted, and reimbursed. For purposes of calculating the size of the Full Sample, the Discovery Sample may serve as the probe sample, if statistically appropriate. Additionally, LifePoint may use the Items sampled as part of the Discovery Sample, and the corresponding findings for those 50 Items, as part of its Full Sample. The OIG, in its full discretion, may refer the findings of the Full Sample (and any related workpapers) received from LifePoint to the appropriate Federal health care program payor, including the Medicare contractor (e.g., carrier, fiscal intermediary, or DMERC), for appropriate follow-up by that payor.

                  d. Claims Systems Review. If LifePoint's Discovery Sample identifies an Error Rate of 5% or greater, LifePoint shall also conduct a Systems Review. Specifically, for each claim in the Discovery Sample and Full Sample that resulted in an Overpayment, LifePoint should perform a "walk through" of the system(s) and process(es) that generated the claim to identify any problems or weaknesses that may have resulted in the identified Overpayments. LifePoint shall prepare a report


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         containing the observations and recommendations on suggested improvements to the system(s) and the process(es) that generated the claim.

                  e. Repayment of Identified Overpayments. In accordance with section III.H.1 of the CIA, LifePoint agrees to repay within 30 days any Overpayment(s) identified in the Discovery Sample or the Full Sample (if applicable), regardless of the Error Rate, to the appropriate payor and in accordance with payor refund policies. LifePoint agrees to make available to the OIG any and all documentation that reflects the refund of the Overpayment(s) to the payor.

                  f. Laboratory Claims Review Sample. Each Laboratory Claims Review Sample shall consist of an appraisal of a random sample of 200 Items for each hospital for each period under review.

                  g. Item Appraisal. For each Item appraised (either as part of the Claims Review Sample or of the Probe Sample), only Paid Claims shall be evaluated. Every Paid Claim in the Claims Review Sample shall be evaluated by LifePoint. Ten percent of all Paid Claims in the DRG or Laboratory Probe Sample Review or the DRG or Laboratory Claims Review shall be evaluated by the IRO to determine whether the claim submitted was correctly coded, submitted, and reimbursed. Each appraisal must be sufficient to provide all information required under the Claims Review Report.

                  h. Paid Claims without Supporting Documentation. For the purpose of appraising Items included in the Claims Review and/or the Probe Sample, any Paid Claim for which LifePoint cannot produce documentation sufficient to support the Paid Claim shall be considered an error and the total reimbursement received by LifePoint for such Paid Claim shall be deemed an Overpayment. Replacement sampling for Paid Claims with missing documentation is not permitted.

                  i. Use of First Samples Drawn. For the purposes of all samples (Probe Sample(s) and Claims Review Sample(s)) discussed in this Appendix, the Paid Claims associated with the Items selected in the first sample (or first sample for each strata, if applicable) shall be used. In other words, it is not permissible to generate a number of random samples and then select one for use as the Probe Sample or Claims Review Sample.

B. CLAIMS REVIEW REPORT. The following information shall be included in each Claims Review Report:

         1.       CLAIMS REVIEW METHODOLOGY

                  a. Claims Review Objective: A clear statement of the objective intended to be achieved by the DRG or Laboratory Claims Review.

                  b. Sampling Unit: A description of the Item as that term is utilized for the DRG or Laboratory Claims Review. As noted in section A.1.b above, (i) for the purposes of a DRG review, an "Item" is a hospital inpatient discharge for which LifePoint has been reimbursed by Medicare on the basis of one of the "high-risk"


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         DRGs set forth in Appendix D; and (ii) for the purposes of a Laboratory
         Review, an "Item" is an outpatient laboratory test.

                  c. Claims Review Population: A description of the Population subject to the DRG or Laboratory Claims Review.

                  d. Sampling Frame: A description of the sampling frame, which is the totality of Items from which the Probe Sample and Claims Review Sample have been selected and an explanation of the methodology used to identify the sampling frame. In most circumstances, the sampling frame will be identical to the Population.

                  e. Sources of Data: A description of the documentation relied upon by the IRO when performing the DRG or Laboratory Claims Review (e.g., medical records, physician orders, certificates of medical necessity, requisition forms, local medical review policies, HCFA program memoranda, Medicare carrier or intermediary manual or bulletins, other policies, regulations, or directives).

                  f. Review Protocol: A narrative description of how the Claims Review was conducted and what was evaluated. This shall include a description of the analysis used to determine which hospitals were chosen for review under the Billing Engagement and the statistics relevant to the selection of the hospitals.

         2.       STATISTICAL SAMPLING DOCUMENTATION

                  a. The number of Items appraised in the Probe Sample and in the Claims Review Sample.

                  b. A copy of the RAT-STATS printout of the random numbers generated by the "Random Numbers" function.

                  c. A copy of the RAT-STATS printout of the "Sample Size Estimators" results used to calculate the minimum number of Items for inclusion in the Claims Review Sample.

                  d. A copy of the RAT-STATS printout of the "Variable Appraisals" function results for the Probe Sample.

                  e. The Sampling Frame used in the Probe Sample(s) and the Claims Review Sample will be available to the OIG upon request.

         3.       CLAIMS REVIEW RESULTS

                  a.       Narrative Results.

                           i. A narrative description of how the Claims Review was conducted and what was evaluated. This shall include a description of the analysis used to determine which hospitals were chosen for review under the Billing Engagement and the statistics relevant to the selection of the hospitals.


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                           ii.      A narrative explanation of LifePoint's
                  findings and supporting rationale (including reasons for errors, patterns noted, etc.) regarding the Claims Review, including the results of the Discovery Sample, and the results of the Full Sample (if any) with the gross Overpayment amount, the net Overpayment amount, and the corresponding Error Rate(s) related to the net Overpayment.

                  b.       Quantitative Results

                           i. Total number and percentage of instances in which LifePoint determined that the Paid Claim submitted by the LifePoint hospital ("Claim Submitted") differed from what should have been the correct claim ("Correct Claim"), regardless of the effect on the payment.

                           ii. Total number and percentage of instances in which the Claim Submitted differed from the Correct Claim and in which such difference resulted in an Overpayment to LifePoint.

                           iii. The total dollar amount of all Paid Claims in
                  the Claims Review Sample and the total dollar amount of Overpayments associated with the Paid Claims identified by the DRG or Laboratory Claims Review. (This is the total dollar amount of the Overpayments identified in section B.3.b above.)

                           iv.      Error Rate in the sample.

                           v. A spreadsheet of the DRG or Laboratory Claims Review results that includes the following information for each Paid Claim appraised: Federal health care program billed, beneficiary health insurance claim number, date of service, procedure code submitted, procedure code reimbursed, allowed amount reimbursed by payor, correct procedure code (as determined by LifePoint), correct allowed amount (as determined by LifePoint), dollar difference between allowed amount reimbursed by payor and the correct allowed amount. (See Attachment 1 to this Appendix.)

         4. CLAIMS SYSTEMS REVIEW. Observations, findings and recommendations on possible improvements to the system(s) and process(es) that generated the Overpayment(s).

         5.       CREDENTIALS. The names and credentials of the individuals who:
(1) designed the statistical sampling procedures and the review methodology utilized for the DRG or Laboratory Claims Review; and (2) performed the DRG or Laboratory Claims Review.


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